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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.   20549



                                  FORM 8-K/A

                               AMENDMENT NO. 1

                                CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): DECEMBER 18, 1997



                       PIONEER NATURAL RESOURCES COMPANY
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




           DELAWARE                      1-13245              75-2702753
------------------------------------  ---------------  ------------------------
 (State or other jurisdiction of         Commission        (I.R.S. Employer
 incorporation or organization)          File Number    Identification Number)




1400 WILLIAMS SQUARE WEST, 5205 N. O'CONNOR BLVD., IRVING, TEXAS      75039
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           (Address of principal executive offices)                 (Zip code)



      Registrant's Telephone Number, including area code:  (972) 444-9001


                                Not applicable
             ----------------------------------------------------
             (Former name, former address and former fiscal year,
                        if changed since last report)







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ITEM 5.   OTHER EVENTS

     Tender Offer for Senior Subordinated Notes. On November 14, 1997, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, announced an offer to purchase for cash any and all of its $264 million 11 5/8% Senior Subordinated Discount Notes Due 2006 ("11 5/8% Notes") and its $325 million 10 5/8% Senior Subordinated Notes Due 2006 ("10 5/8% Notes") (collectively the "Mesa Notes") for a purchase price of $1,171.40 and $829.90, respectively, per $1,000 tendered plus any interest accrued on the 10 5/8% Notes (the "Tender Offer"). As of December 15, 1997, the offer expiration date, the respective Mesa Note holders had tendered approximately $318.2 million, or 98%, of the 10 5/8% Notes and approximately $241.5 million, or 91%, of the 11 5/8% Notes. On December 18, 1997, Pioneer USA paid holders an aggregate of approximately $573.1 million for the principal amount tendered on the Mesa Notes, and Pioneer USA paid to the holders of the 10 5/8% Notes accrued interest through the payment date of the Tender Offer of approximately $15.7 million. As a result of the Tender Offer, Pioneer will recognize after-tax extraordinary loss on early extinguishment of debt of $11.9 million during the fourth quarter of 1997. Pioneer USA financed the purchase price of the Mesa Notes tendered in the offer with borrowings under its bank credit facility.

     In connection with the Tender Offer, the holders of the requisite percentage of each outstanding issue of Mesa Notes approved amendments to the respective indentures governing the Mesa Notes which eliminated or modified most of the restrictive covenants contained in the indentures. Such amendments became effective on December 18, 1997, upon completion of the Tender Offer.

     American Cometra Acquisition. On December 19, 1997, Pioneer completed the acquisition of assets in the East Texas Basin from affiliates of American Cometra, Inc. ("ACI") and Rockland Pipeline Co. ("Rockland"), both subsidiaries of Electrafina S.A. of Belgium ("American Cometra Acquisition"). The total consideration paid was approximately $129 million, consisting of $84 million in cash and 1.7 million shares of Pioneer's common stock. Pioneer acquired ACI's producing wells, acreage, seismic data, royalties and mineral interests, and Rockland's gathering system, pipeline and gas processing plant in the East Texas Basin. This acquisition establishes a critical mass and core area in the East Texas Basin for Pioneer and provides it with a major presence in the Cotton Valley Reef trend.

     1997 Asset Divestitures. During December 1997, Pioneer completed the sale of certain non-strategic properties for cash proceeds of approximately $104 million (the "1997 Asset Divestitures"). These divestitures involve approximately 800 properties and represent less than 3% of Pioneer's total reserve base and about 1% of Pioneer's daily production. Proceeds from these divestitures were primarily used to fund the American Cometra Acquisition described above.

     Credit Facility Agreements. On December 18, 1997, Pioneer amended and restated its domestic credit facilities ("United States Credit Facility") in order to substitute Pioneer as the borrower in place of Pioneer USA. The United States Credit Facility consists of two credit facility agreements. The primary facility provides for a $1.075 billion revolving line of credit with a maturity date of August 7, 2002. The additional facility provides for a $300 million line of credit with a maturity date of August 5, 1998. Advances on the United States Credit Facility bear interest, at the borrower's option, based on (a) the prime rate of NationsBank of Texas, N.A., (b) a Eurodollar rate (substantially equal to LIBOR), adjusted for the reserve requirement as determined by the Board of Governors of the Federal Reserve System with respect to transactions in Eurocurrency liabilities ("LIBOR Rate"), or (c) a competitive bid rate as quoted by the lenders electing to participate following the borrower's request. Advances that bear a LIBOR Rate have periodic maturities, at the borrower's option, of one, two, three, six, nine or twelve months. Advances that bear competitive bid rates have periodic maturities, at the borrower's option, of not less than 15 days nor more than 360 days. The interest rates on LIBOR Rate advances vary with interest rate margins ranging from 18 basis points to 45 basis points. The interest rate margin is determined by a grid based upon the long-term public debt rating of Pioneer's senior unsecured indebtedness. Pioneer's obligations are guaranteed by Pioneer USA and certain other U.S. subsidiaries, and are secured by a pledge of 65% of the capital stock of certain non-U.S. subsidiaries. The United States Credit Facility has been used to refinance the debt of Parker & Parsley Petroleum Company and MESA Inc. in their merger on August 7, 1997, to fund the offer to purchase the Mesa Notes, to fund the acquisition of assets from ACI and Rockland, and for other general corporate purposes. Pioneer also executed a $100 million note (the "Term Note"), dated as of December 22, 1997, payable to NationsBank of Texas, N.A. for use for working capital. The Term Note has a maturity date of April 1, 1999, and bears interest at the borrower's option, at the rates set forth in clauses (a) and (b) of this paragraph. Also on December 18, 1997, Pioneer refinanced all of Chauvco's outstanding debt by establishing a $290 million Canadian credit facility under which the borrower is Chauvco, and Pioneer and certain of its subsidiaries (not including Pioneer USA) provide guarantees.

     Restructuring. On December 30, 1997, Pioneer and Pioneer USA completed a restructuring that resulted in Pioneer becoming the primary obligor on the $29.4 million of Mesa Notes that were not tendered and on the $300 million of Parker & Parsley Petroleum Company's 8 7/8% Senior Notes Due 2005 and 8 1/4% Senior Notes Due 2007 ("Parker & Parsley Notes"). Pioneer USA has guaranteed the payment of principal and interest on the Parker & Parsley Notes, but has not guaranteed the Mesa Notes. The guarantee of the Parker & Parsley Notes will terminate if Pioneer USA is released from its guarantees of Pioneer's United States Credit Facility.

     Fourth Quarter Charges. During the fourth quarter of 1997, Pioneer will recognize certain charges which adversely affect Pioneer's financial results. In addition to the $11.9 million after-tax extraordinary loss related to the Tender Offer noted above, Pioneer estimates that it will recognize after-tax charges of between $13 and $16 million for the purchase of 3-D seismic data and approximately $3 million resulting from the write-off of an unsuccessful well in Guatemala. The decline of oil and gas prices during the fourth quarter of 1997 will also have an adverse effect on Pioneer's financial results.


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                      PIONEER NATURAL RESOURCES COMPANY


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PIONEER NATURAL RESOURCES COMPANY


Date: January 9, 1998               By: /s/ GARRETT SMITH
                                        -----------------------------------
                                        Executive Vice President - Chief
                                        Financial Officer



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